By signing this Agreement, Buyer and Seller acknowledge that they have each read and understood this Agreement and agree to its terms.

If Buyer or Seller is a legal entity, this Agreement must be signed by one or more authorized persons, as required in the entity's legal documents. The person's signature must include the capacity in which the person is signing, such as "Trustee", "General Partner", "Manager", "President", etc.

Buyer Acceptance and Contact Information

1 **Buyer's Signature**

Seed Investco, LLC, by Scott Jacobsen Member
Print or Type Name | Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

[redacted]
Buyer's E-mail Address

Scott Jacobsen — dotloop verified 06/02/25 9:34 AM EDT TBQT-BFLP-JQOB-D1NA
2 **Buyer's Signature**

Print or Type Name | Date

Buyer's Address for Receiving Notice

Buyer's Phone Number: ☐ Cell ☐ Home ☐ Work

Buyer's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Seller Acceptance and Contact Information

Yishai Cohen for Landa App LLC — dotloop verified 05/31/25 4:17 PM EDT NPSQ-DHJ0-FMG1-PEXZ
1 **Seller's Signature**

Landa App LLC - 5737 Strathmoor Manor Circle Lithonia GA LLC
Print or Type Name | Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

2 **Seller's Signature**

Print or Type Name | Date

Seller's Address for Receiving Notice

Seller's Phone Number: ☐ Cell ☐ Home ☐ Work

Seller's E-mail Address

☐ **Additional Signature Page (F267) is attached.**

Buyer's Broker/Affiliated Licensee Contact Information

Bolst, Inc.
Buyer Brokerage Firm

Rosanne Dorfman — dotloop verified 06/02/25 2:35 PM EDT SNOE-7UYA-T3FL-DH5R
Broker/Affiliated Licensee Signature | Date

Rosanne Dorfman | [redacted]
Print or Type Name | GA Real Estate License #

[redacted]
Licensee's Phone Number | Fax Number

[redacted]
Licensee's E-mail Address

[redacted]
REALTOR® Membership

[redacted]
Broker's Address

[redacted]
Broker's Phone Number | Fax Number

[redacted] | [redacted]
MLS Office Code | Brokerage Firm License Number

Seller's Broker/Affiliated Licensee Contact Information

SFR Realty, LLC
Seller Brokerage Firm

Jason Green — dotloop verified 06/02/25 7:24 AM PDT P8G8-4PCM-33MF-FHEE
Broker/Affiliated Licensee Signature | Date

Jason Green | [redacted]
Print or Type Name | GA Real Estate License #

[redacted]
Licensee's Phone Number | Fax Number

[redacted]
Licensee's Email Address

REALTOR® Membership

[redacted]
Broker's Address

[redacted]
Broker's Phone Number | Fax Number

[redacted] | [redacted]
MLS Office Code | Brokerage Firm License Number

Binding Agreement Date: The Binding Agreement Date in this transaction is the date of ______________________ and has been filled in by ______________________.

Bolst

PURCHASE AND SALE AGREEMENT

Offer Date: 05/26/2025

Georgia REALTORS®

2025 Printing

A. KEY TERMS AND CONDITIONS

1. Purchase and Sale. The undersigned buyer(s) ("Buyer") agree to buy and the undersigned seller(s) ("Seller") agree to sell the real property described below including all fixtures, improvements and landscaping therein ("Property") on the terms and conditions set forth in this Agreement.

a. Property Identification: Address: 5737 Strathmoor Manor Circle

City Lithonia, County Dekalb, Georgia, Zip Code 30058

MLS Number: N/A Tax Parcel I.D. Number: 16-058-07-228

b. Legal Description: The legal description of the Property is *[select one of the following below]*:

☐ (1) attached as an exhibit hereto;

☐ (2) Condominium (attach F204 Condominium Resale Purchase and Sale Exhibit)

☑ (3) the same as described in Deed Book 31194, Page 150, et. seq., of the land records of the above county; **OR**

☐ (4) Land Lot(s) ______ of the ______ District, ______ Section/ GMD, Lot ______ Block ______ Unit ______, Phase/Section ______ of ______ Subdivision/Development, according to the plat recorded in Plat Book ______, Page ______, et. seq., of the land records of the above county.

2. Purchase Price of Property to be Paid by Buyer. $ 158,695.20

3. Closing Costs. **Seller's Contribution at Closing:** $ 0

4. Closing Date and Possession. Closing Date shall be 06/27/2025 with possession of the Property transferred to Buyer ☑ upon Closing **OR** ☐ ____ days after Closing at ____ o'clock ☐ AM **OR** ☐ PM (attach F219 Temporary Occupancy Agreement).

5. Closing Law Firm ("Closing Attorney"). The Struletz Firm, LLC **Phone Number:** [redacted] Adam Struletz

6. Holder of Earnest Money ("Holder"). (If Holder is Closing Attorney, F510 must be attached as an exhibit hereto, and F511 must be signed by Closing Attorney.) The Struletz Firm, LLC

7. Earnest Money. Earnest money will be paid to Holder in a method of payment acceptable to the Holder.

☐ **a.** $ ______ as of the Offer Date.

☑ **b.** $ 1,666.66 within 3 days from the Binding Agreement Date.

☐ **c.** ______.

8. Inspection and Due Diligence.

a. Due Diligence Period: Property is being sold subject to a Due Diligence Period of 18 days from the Binding Agreement Date.

b. Option Payment for Due Diligence Period: In consideration of Seller granting Buyer the option to terminate this Agreement, Buyer:

(1) has paid Seller $10.00 in nonrefundable option money, the receipt and sufficiency of which is hereby acknowledged; plus

(2) shall pay directly to Seller additional option money of $ ______ by ☐ check ☐ ACH or ☐ wire transfer of immediately available funds either ☐ as of the Offer Date; **OR** ☐ within ____ days from the Binding Agreement Date. Any additional option money paid by Buyer to Seller ☐ shall (subject to lender approval) or ☐ shall not be applied toward the purchase price at Closing and shall not be refundable to Buyer unless the Closing fails to occur due to the default of the Seller.

9. Lead-Based Paint. To the best of Seller's knowledge, the residential dwelling(s) on the Property (including any portion thereof or painted fixture therein) ☐ was (attach F316 Lead-Based Paint Exhibit) **OR** ☑ was not built prior to 1978.

10. Brokerage Relationships in this Transaction.

a. Buyer's Broker is Bolst, Inc. **and is:**

(1) ☑ representing Buyer as a client.

(2) ☐ working with Buyer as a customer.

(3) ☐ acting as a dual agent representing Buyer and Seller.

(4) ☐ acting as a designated agent where:

______ has been assigned to exclusively represent Buyer.

b. Seller's Broker is SRF Realty, LLC **and is:**

(1) ☑ representing Seller as a client.

(2) ☐ working with Seller as a customer.

(3) ☐ acting as a dual agent representing Buyer and Seller.

(4) ☐ acting as a designated agent where:

______ has been assigned to exclusively represent Seller.

c. Material Relationship Disclosure: The material relationships required to be disclosed by either Broker are as follows:
Buyer's agent is related to a member of the purchasing LLC

11. Time Limit of Offer. The Offer set forth herein expires at ______ o'clock ____ m. on the date ______.

AGREEMENT OF CLOSING ATTORNEY TO SERVE AS HOLDER OF EARNEST MONEY ("ESCROW AGREEMENT")

[Should only be used when F510 Closing Attorney Acting as Holder of Earnest Money Exhibit has been made part of the Purchase and Sale Agreement]

2025 Printing

For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the following closing attorney or law firm: The Struletz Firm, LLC ("Closing Attorney") having being named as Holder in the Purchase and Sale Agreement by and between Seed Investco, LLC "Buyer") and ______ ("Seller") with an Offer Date of 05/26/2025 real property located at: 5737 Strathmoor Manor Circle, Lithonia GA 30058 ("Agreement") does hereby agree to serve as Holder in such Agreement, subject to the terms herein.

1. **TERMS OF CLOSING ATTORNEY ACTING AS HOLDER.**
   a. This Escrow Agreement is hereby incorporated into the Agreement and together they shall bind Closing Attorney acting as Holder. The provisions in the Agreement (including the Escrow Agreement) relating directly or indirectly to earnest money and trust funds may be enforced by Holder as a third-party beneficiary to the Agreement. Holder shall have all of the pre-printed rights and duties of Holder and shall follow the procedures binding Holder set forth in the Agreement, unless other agreed to in writing by Buyer, Seller, and Holder. Closing Attorney shall have all of the preprinted rights and duties of Holder set forth in the Agreement without amendment or modification;
   b. Upon the Closing Attorney becoming Holder, the timeframe for Closing Attorney to begin to perform the duties of Holder shall not commence until Holder receives the signed and executed Agreement in its entirety ("Entire Contract"). With regards to amendments to the Entire Contract, the rights and duties of Holder under the amendment shall not commence until Holder receives the amendment.
   c. In the event the transaction does not close, Closing Attorney shall not have a right to deduct any of attorney's costs or fees pertaining to the Closing from the earnest money or other trust funds being held by Closing Attorney, except as may be provided elsewhere herein.
   d. This Escrow Agreement shall be interpreted in accordance with the laws of the State of Georgia;
   e. Time is of the essence; and
   f. This Agreement (including the Escrow Agreement) and any amendment thereto shall constitute the entire agreement of the parties relative to the Closing Attorney acting as Holder.

2. **CLOSING ATTORNEY MUST AGREE TO BECOME HOLDER WITHIN FIVE (5) BUSINESS DAYS**. The Closing Attorney shall not become the Holder unless the Closing Attorney has within five (5) business days from the date the Closing Attorney receives the Entire Contract the Closing Attorney has: a) signed this Escrow Agreement without modification (except for filling in the blanks contained herein); and b) delivered the same to Buyer and Seller.

3. **FAILURE OF CLOSING ATTORNEY TO TIMELY AGREE TO BECOME HOLDER.** If the Closing Attorney named as Holder herein has not become Holder within five (5) business days from the date the Closing Attorney receives the Entire Contract in which the Closing Attorney has been appointed as the Holder, then: a) the Alternate Holder referenced in the Closing Attorney Acting as Holder of Earnest Money Exhibit (F510) shall automatically become the Holder instead of the Closing Attorney; b) all parties consent to the earnest money being paid or transferred to the Alternate Holder; and c) all parties shall cooperate with one another to sign any documents required to accomplish the same.

4. **CONTACT INFORMATION**

Buyer's Name: Seed Investco, LLC	Seller's Name: Landa App LLC - 5737 Strathmoor Manor Circle Lithonia GA LLC
Address:	Address:
Phone Number:	Phone Number:
Fax Number:	Fax Number:
Email: [redacted]	Email:

Buyer's Name: ______________________
Address: ______________________

Phone Number: ______________________
Fax Number: ______________________
Email: ______________________

Seller's Name: ______________________
Address: ______________________

Phone Number: ______________________
Fax Number: ______________________
Email: ______________________

CLOSING ATTORNEY ACTING AS HOLDER OF EARNEST MONEY EXHIBIT "A"

[Closing Attorney must still consent to serve as Holder using F511]

2025 Printing

This Exhibit is part of the Agreement with an Offer Date of 05/26/2025 for the purchase and sale of that certain property known as: 5737 Strathmoor Manor Circle, Lithonia, Georgia 30058 ("Agreement").

1. **Closing Attorney Shall Act as Holder.** The Closing Attorney named in this Agreement shall be the Holder of the earnest money and other trust funds referenced in this Agreement subject to the Closing Attorney timely: a) agreeing to serve; b) signing the appropriate documents; and c) timely delivering the same to Buyer and Seller as more particularly described below.
2. **Buyer Must Timely Deliver Certain Documents to Closing Attorney Acting as Holder of Earnest Money.** When the Closing Attorney has been named as Holder in the Agreement, Buyer must deliver to Closing Attorney within two (2) business days from the Binding Agreement Date: a) the fully-signed and executed Agreement in its entirety ("Entire Contract"); and b) a copy or copies of the Escrow Agreement (F511) for the Closing Attorney to sign agreeing to become the Holder. Buyer must similarly deliver to Holder all amendments to the Entire Contract within two (2) business days of the date that the Amendment becomes binding.
3. **Closing Attorney Must Agree to Become Holder Within Five (5) Business Days of Receiving Entire Contract.** The Closing Attorney named as Holder shall not become the Holder unless within five (5) business days from the date that the Closing Attorney receives the Entire Contract, the Closing Attorney has: a) countersigned the Agreement of Closing Attorney to serve as Holder (GAR Form F511, and sometimes referred to as "Escrow Agreement") without change or modification so except for filling in the blanks contained therein; and b) delivered the same to Buyer and Seller. When this occurs, Closing Attorney's rights and duties as Holder and the timeframe for completing the same shall commence.
4. **Rights and Duties of Closing Attorney Acting as Holder.** Notwithstanding any provision to the contrary contained in the Agreement, Closing Attorney acting as Holder shall have all of the pre-printed rights and duties of Holder set forth in the GAR Purchase and Sale Agreement (a copy of which is incorporated herein by reference), regardless of whether such rights and duties are set forth in this Agreement. In the event of a conflict between this Agreement and the pre-printed right and duties of Holder set forth in the GAR Purchase and Sale Agreement, the latter shall control unless otherwise agreed to in writing by Buyer, Seller, and Holder. In the event the transaction does not close, Closing Attorney shall not have a right to deduct any of attorney's costs or fees pertaining to the Closing from the earnest money or other trust funds being held by Closing Attorney, except as may be provided elsewhere herein.
5. **Earnest Money Must Be Paid to Closing Attorney Acting as Holder by Wire Transfer.** Buyer shall be responsible for paying all earnest money and other Buyer trust funds to the Closing Attorney acting as Holder by wire transfer of immediately available funds or by such other method deemed acceptable and/or required by Closing Attorney, as the case may be.
6. **Failure of Closing Attorney to Become Holder.** If the Closing Attorney named as Holder has not become Holder because the Closing Attorney rejects being the Holder or fails to timely become Holder, then: a) the Alternate Holder named below, who must be a broker in this transaction, shall automatically become the Holder instead of the Closing Attorney; b) all parties consent to the earnest money being paid or transferred to the Alternate Holder; and c) all parties shall cooperate with one another to sign any documents required to accomplish the same. The signature of the Alternate Holder to the Agreement at the time it is first signed shall be deemed consent of the Alternate Holder to serve as Holder. The Alternate Holder's duties and the timeline for performing those duties shall commence when the Alternate Holder becomes the Holder.
7. **Alternate Holder.** The Buyer must immediately notify all parties if the Closing Attorney fails to become Holder. The Alternate Holder, who must be a broker in this transaction, shall be Bolst, Inc.. In the event an Alternate Holder is not named, the Alternate Holder shall be the Buyer's Broker.
8. **Closing Attorney Holding Earnest Money in All-Cash Transaction.** In an all-cash transaction where the Closing Attorney is representing the Buyer or Seller, the Closing Attorney can hold the earnest money (and other trust funds), but in the event of a dispute between the parties regarding the disbursement of the funds, the Closing Attorney shall not disburse the funds based upon a

reasonable interpretation of the Agreement. Instead and notwithstanding any provision to the contrary contained in this agreement, in the event of a dispute rega[redacted]

Buyer Licensee's Name: Rosanne Dorfman
Buyer's Broker Bolst, Inc.
Address: [redacted]

Phone Number [redacted]
Fax Number:
Email [redacted]

Seller Licensee's Name: Jason Green
Seller's Broker [redacted]
Address:

Phone Number:
Fax Number:
Email:

The Struletz Firm, LLC
Closing Attorney

Date

By:
Signature of Its Authorized Representative

Adam Struletz
Print or Type Name

[redacted]
Closing Attorney's Address

[redacted]
E-mail Address of Holder

[redacted]
Telephone Number of Holder

Facsimile Number of Holder

C. Rights of Buyer If Property Does Not Appraise: If Buyer has an appraisal contingency and any appraisal performed pursuant to and in accordance with this exhibit is for less than the purchase price of the Property, the Buyer shall have the right to request within ________ days from the Binding Agreement Date that Seller reduce the sales price of the Property to a price not less than the appraisal price by submitting an Amendment to Sales Price (F713) ("ATSP") to Seller along with a complete copy of the appraisal which is for less than the purchase price. In the event that Buyer does not submit an ATSP within the time frame referenced above, Buyer shall be deemed to have waived Buyer's right to request a reduction in the sales price and this Agreement shall no longer be subject to an appraisal contingency. The time limit of the offer for the Seller to accept or reject the ATSP shall run through the earlier of: (1) three (3) days from the date that the ATSP is delivered to Seller; or (2) the time of Closing (excluding any extensions of the Closing resulting from the unilateral extension of the Closing Date).

If Seller does not accept the ATSP, Buyer shall have the right, but not the obligation, to terminate this Agreement without penalty upon notice to Seller, provided that such notice is given within three (3) days of the earlier of: (a) the date that Buyer receives notice that Seller has not accepted the ATSP; or (b) the last date Seller could have accepted the ATSP. In neither circumstance shall the Buyer's right to terminate extend beyond the time of Closing.

D. Buyer Not Obligated to Seek Price Reduction: Nothing herein shall require Buyer to seek any reduction in the sales price of the Property. If Buyer does not seek a reduction in the sales price, Buyer shall be obligated to purchase the Property for the price agreed to by the parties in the Agreement.

Buyer's Initials: ________ SG 06/02/25 9:34 AM EDT dotloop verified ________

Seller's Initials: ________ YG 05/31/25 4:16 PM EDT dotloop verified ________

HEREUNDER TO BROKER (EXCLUDING ANY COMPENSATION AMOUNT PAID TO A COOPERATING REAL ESTATE BROKER, IF ANY) OR, IF NO COMPENSATION IS PAID TO BROKER, THAN THE SUM OF $100; AND

b. NOTWITHSTANDING THE ABOVE, SHALL HAVE NO LIABILITY IN EXCESS OF $100 FOR ANY LOSS OF FUNDS AS THE RESULT OF WIRE OR CYBER FRAUD.

9. **Exhibits and Addenda.** All exhibits and/or addenda attached hereto, listed below, or referenced herein are made a part of this Agreement.

- ☐ Back-up Agreement Contingency Exhibit (F604) "_______"
- ☐ Buyer's Broker Compensation Agreement (F259) "_______"
- ☑ Closing Attorney Acting as Holder of Earnest Money Exhibit (F510) "A"
- ☐ Community Association Disclosure Exhibit (F322) "_______"
- ☐ Condominium Resale Purchase and Sale Exhibit (F204) "_______"
- ☐ Conventional Loan Contingency Exhibit (F404) "_______"
- ☐ FHA Loan Contingency Exhibit (F407) "_______"
- ☑ Lead-Based Paint Exhibit (F316) "C"
- ☐ Lease Purchase and Sale Exhibit (F207) (to be used with F916) "_______"
- ☐ Lease for Lease/Purchase Agreement (F916) (to be used with F207) "_______"
- ☐ Legal Description Exhibit (F807 or other) "_______"
- ☐ Loan Assumption Exhibit (F416) "_______"
- ☑ No Financing Contingency Exhibit (F401) "B"
- ☐ Sale or Lease of Buyer's Property Contingency Exhibit (F601) "_______"
- ☐ Seller's Property Disclosure Statement Exhibit (F301, F302, F304, F307 or F310) "_______"
- ☐ Survey of Property as Exhibit "_______"
- ☐ Temporary Occupancy Agreement for Seller after Closing Exhibit (F219) "_______"
- ☐ USDA-RD Loan Contingency Exhibit (F413) "_______"
- ☐ VA Loan Contingency Exhibit (F410) "_______"
- ☐ Other ______________________________
- ☐ Other ______________________________
- ☐ Other ______________________________

SPECIAL STIPULATIONS: The following Special Stipulations are made a part of this Agreement.

1. All items to remain in said properties at no additional cost to the buyer are as follows: refrigerator, stove, dishwasher, garbage disposal, microwave, alarm system, and cameras, all doors, all door hardware, all door knobs, all attached shelving, all attached lights, all ceiling fans, all attached mirrors, all blinds.

2. Seller to provide rent roll and all (non-redacted) leases with tenant contact information for past 12 months within 24 hours of the closing date.

3. Seller to transfer all leases and deposits (where available). Seller to assign all leases and guaranties to Buyer at Closing via a customary assignment and assumption agreement, and all security deposits will be transferred to Buyer at closing (either by credit on the settlement statement or payment outside closing, at Buyer's option), where available. Seller to certify 3 days prior to closing as to the accuracy of the rent roll and leases.

4. Seller to provide a list of any major repairs made to the property over the time of ownership (any repair Over $1500). Within 24 hours of binding agreement.

5. Seller to provide any citations or litigation outstanding on the properties within 24 hours of binding agreement.

6. Seller to guarantee access into all vacant properties, within 24 hours of binding agreement, and shall give their best efforts at gaining entry into each occupied property for the inspections.

7. All parties acknowledge and agree that there shall not be a binding agreement between the Buyer and Seller Until the Seller has provided the Buyer with the Lead Based Paint exhibit required under federal law and 12 hours have elapsed thereafter, during which time Buyer may withdraw this offer for any reason whatsoever. A blank Lead Based Paint Exhibit is attached as Exhibit D and once the parties have both signed off on the copy completed by the Seller.

8. Seller to provide copies of water bills at least 48 hours of binding agreement date.

9. Seller shall provide payoffs for all loans and direct lender contact information within 24 hours of binding agreement date, if provided by Seller's lender, otherwise, within 24 hours of receiving the same from Lender (Kiavi).

END

☐ **Additional Special Stipulations (F246) are attached.**

dotloop signature verification: dtlp.us/LYg9-ghAk-HkQ8

BUYER'S BROKER'S NOTICE TO SELLER OF SELLER'S OBLIGATIONS REGARDING LEAD-BASED PAINT

2025 Printing

RE: Property located at See Exhibit A
("Property"). Rosanne Dorfman, Bolst, Inc., the Buyer's Broker or licensee of Buyer's Broker on the above-reference Property, does hereby give notice to the Seller(s) of such Property that if the residential dwelling on the Property was built prior to 1978, Seller(s) must do the following:

1. Disclose to the buyer the presence of known lead-based paint and/or lead-based paint hazards.
2. Provide the buyer with all available records and reports pertaining to lead-based paint and lead-based paint hazards in the residential housing.
3. Provide the buyer with a lead-based paint hazard information pamphlet, in a form approved by the Environmental Protection Agency; and
4. Permit the buyer to have a 10 day period to conduct a risk assessment or inspection for the presence of lead-based paint hazards.

Rosanne Dorfman — dotloop verified 03/24/25 7:27 AM EDT BJ5O-G6NA-IHP5-OVHH
Signature of Buyer's Broker or Licensee of Buyer's Broker

Rosanne Dorfman, Bolst, Inc.
Print Name of Buyer's Broker or Licensee of Buyer's Broker

03/24/2025
Date

Agent's Acknowledgment (Agent who informed Seller of Seller's Obligations should initial).

(f) ______ Seller's Agent has informed the Seller of the Seller's obligations under 42 U.S.C. § 4852(d) and is aware of his/her responsibility to ensure compliance.

(g) ______ Buyer's Agent has informed the Seller of the Seller's obligations under 42 U.S.C. § 4852(d) and is aware of his/her responsibility to ensure compliance. *[only required if the Buyer's Agent receives compensation from the Seller.]*

Certification of Accuracy

The following parties have reviewed the information above and certify, to the best of their knowledge, that the information they have provided is true and accurate.

1 Buyer's Signature Date	**1 Seller's Signature** Date
Print or Type Name	Print or Type Name
2 Buyer's Signature Date	**2 Seller's Signature** Date
Print or Type Name	Print or Type Name
☐ **Additional Signature Page (F267) is attached.**	☐ **Additional Signature Page (F267) is attached.**
Buyer's Agent Signature Date	**Seller's Agent Signature** Date
Rosanne Dorfman	Jason Green
Print or Type Name	Print or Type Name

Bolst, Inc.	SFR Realty, LLC
Buyer Brokerage Firm	Seller Brokerage Firm

B. FURTHER EXPLANATIONS TO CORRESPONDING PARAGRAPHS IN SECTION A.

1. **Purchase and Sale.**
   a. **Warranty:** Seller warrants that at the time of Closing Seller will convey good and marketable title to said Property by limited warranty deed subject only to: (1) zoning; (2) general utility, sewer, and drainage easements of record as of the Binding Agreement Date and upon which the improvements (other than any driveway or walkway) do not encroach; (3) declarations of condominium and declarations of covenants, conditions and restrictions of record on the Binding Agreement Date; and (4) leases and other encumbrances specified in this Agreement. Buyer agrees to assume Seller's responsibilities in any leases specified in this Agreement and the Closing of the sale of the Property to Buyer shall not terminate any such leases.
   b. **Examination:** Buyer may examine title and/or obtain a survey of the Property and furnish Seller with a written statement of title objections at or prior to the Closing. If Seller fails or is unable to satisfy valid title objections at or prior to the Closing or any unilateral extension thereof, which would prevent the Seller from conveying good and marketable title to the Property, then Buyer, among its other remedies, may terminate the Agreement without penalty upon written notice to Seller. Good and marketable title as used herein shall mean title which a title insurance company licensed to do business in Georgia will insure at its regular rates, subject only to standard exceptions.
   c. **Title Insurance:** Buyer hereby directs any mortgage lender involved in this transaction to quote the cost of title insurance based upon the presumption that Buyer will be obtaining an enhanced title insurance policy, if such a policy can be issued on the Property or for the Buyer in this transaction.

2. **Purchase Price to be Paid by Buyer.** The purchase price shall be paid in U.S. Dollars by such method of delivery acceptable to the Closing Attorney including, but not limited to, wire transfer of immediately available funds. Where this Agreement refers to sales price, it shall mean the same thing as the purchase price.

3. **Closing Costs.**
   a. **Seller's Contribution at Closing:** At Closing, Seller shall make the referenced Seller's Monetary Contribution which Buyer may use to pay any cost or expense of Buyer related to this transaction, including without limitation, any compensation obligations of Buyer. Buyer acknowledges that Buyer's mortgage lender(s) may not allow the Seller's Monetary Contribution, or the full amount thereof, to be used for some costs or expenses. In such event, any unused portion of the Seller's Monetary Contribution shall remain the property of the Seller.
   b. **Additional Items Paid by Seller:** In addition to the above, the Seller shall also pay the fees and costs of the Closing Attorney: (1) to prepare and record title curative documents; (2) for Seller not attending the Closing in person; and (3) to handle and deliver Seller's payoffs and proceeds.
   c. **Items Paid by Buyer:** At Closing, Buyer shall pay: (1) Georgia property transfer tax; (2) the cost to search title and tax records and prepare the limited warranty deed; and (3) all other costs, fees and charges to close or relating to the transaction.
   d. **Prorations:** Ad valorem property taxes, community association fees, solid waste and governmental fees and utility bills for which service cannot be terminated as of the date of Closing shall be prorated as of the date of Closing. Notwithstanding any provision to the contrary, in the event ad valorem property taxes are based upon an estimated tax bill or tax bill under appeal, the party who paid less than their pro rata share of taxes to the other party at Closing or collected more than their pro rata share of taxes from the other party at Closing, shall upon the issuance of the actual tax bill or any appeal being resolved, promptly pay the other party the amount necessary to correctly prorate the tax bill. In the event there are tax savings resulting from a tax appeal, third party professional costs to handle the appeal may be deducted from the savings for that tax year before re-prorating. Any pending tax appeal for the year in which the Property is sold shall be deemed assigned to Buyer at Closing. The liability to the county and if applicable, city, in which the Property is located for ad valorem real property taxes for the year in which the Property is sold shall be assumed by Buyer upon the Closing of the Property. Buyer agrees to indemnify Seller against any and all claims of the county and if applicable, city, for unpaid ad valorem real property taxes for the year in which the Property is sold.

4. **Closing Date and Possession.**
   a. **Right to Extend the Closing Date:** Buyer or Seller may unilaterally extend the Closing Date for eight (8) days upon notice to the other party given prior to 8:00 p.m. on the date of Closing if: (1) Seller cannot satisfy valid title objections (excluding title objections that: (a) can be satisfied through the payment of money or by bonding off the same; and (b) do not prevent Seller from conveying good and marketable title, as that term is defined herein, to the Property); or (2) Buyer's mortgage lender (including in transactions where the financing contingency has expired) or the Closing Attorney is delayed and cannot fulfill their respective obligations by the date of Closing, provided that the delay is not caused by Buyer. The party unilaterally extending the Closing Date shall state the basis for the delay in the notice of extension. If the right to unilaterally extend the Closing Date is exercised once by either the Buyer or Seller, the right shall thereafter terminate.
   b. **Keys and Openers:** At Closing, Seller shall provide Buyer with all keys, door openers, fobs, access cards, codes and other similar equipment allowing access to the Property, the community, and community amenities. In the event Seller is required to return the above items to a third-party, Seller shall provide Buyer with instructions on how to contact the third-party to obtain such items.
   c. **Devices and Fixtures:** Except as set forth above, if a system, device, or fixture conveyed with the Property ("Device") cannot be operated without a specific controller, then not later than time of possession, Seller will provide Buyer with all controllers which are required for the operation of the Devices. Seller will also provide Buyer with all Device credentials, including but not limited to usernames and passwords, for all Devices including access and guest codes OR Seller may reset Devices to factory defaults and provide Buyer with default credentials for all Devices. Seller will terminate Seller's administrative access and any access granted to a third-party. The cost of transferring third-party support to these Devices and confirming that Seller's and/or third-parties' administrative access is terminated is the responsibility of the Buyer.

5. **Closing Law Firm.** Buyer shall have the right to select the Closing Attorney to close this transaction, and hereby selects the Closing Attorney referenced herein. In all cases where an individual Closing Attorney is named in this Agreement but the Closing Attorney is employed by or an owner, shareholder, or member in a law firm, the law firm shall be deemed to be the Closing Attorney. If Buyer's mortgage lender refuses to allow that Closing Attorney to close this transaction, Buyer shall select a different Closing Attorney acceptable to the mortgage lender. The Closing Attorney shall represent the mortgage lender in any transaction in which the Buyer obtains mortgage financing. In transactions where the Buyer does not obtain mortgage financing, the Closing Attorney shall represent the Buyer in preparing the Closing documents, attempting to clear title of the Property to the satisfaction of the title insurance company, conducting the Closing, disbursing funds according to the settlement statement signed by the parties and Closing Attorney, timely recording deeds and issuing an owner's title insurance policy. Other than those services specifically listed above, nothing herein shall obligate the Closing Attorney to perform other legal services, including, but not limited to, certifying or warranting title of the Property, for the Buyer, except pursuant to a separate engagement agreement signed by the Closing Attorney and the Buyer.

6. **Holder of Earnest Money.** The earnest money will be paid to Holder in a method of payment acceptable to the Holder. Holder has the right to charge Buyer for any cost associated with receiving of earnest money. Such charge shall be collected separately from the payment of earnest money. The earnest money will be deposited into Holder's escrow/trust account (with Holder being permitted to retain the interest if the account is interest bearing) not later than: (a) five (5) banking days after the Binding Agreement Date hereunder or (b) five (5) banking days after the date it is actually received if it is received after the Binding Agreement Date. If Buyer writes a check or pays with an ACH for earnest money and the same is deposited into Holder's escrow/trust account, Holder shall not return the earnest money until the check or ACH has cleared the account on which the check was written or from which the ACH was sent. In the event any earnest money check is dishonored by the bank upon which it is drawn, or earnest money is not timely paid, Holder shall promptly give notice of the same to Buyer and Seller. Buyer shall have three (3) banking days from the date of receiving the notice to cure the default and if Buyer does not do so, Seller may within seven (7) days thereafter terminate this Agreement upon notice to Buyer. If Seller fails to terminate the Agreement timely, Seller's right to terminate based on the default shall be waived. In the event Holder's bank charges any fees related to Buyer's check being dishonored, Buyer stopping payment, or Buyer's failure to deliver Earnest Money, Holder shall notify the Buyer and the Buyer shall immediately reimburse Holder the cost of the fees in addition to fulfilling their earnest money obligations.

7. **Earnest Money.**
   a. **Entitlement to Earnest Money:** Subject to the paragraph below, Buyer shall be entitled to the earnest money upon the: (1) failure of the parties to enter into a binding agreement; (2) failure of any unexpired contingency or condition to which this Agreement is subject; (3) termination of this Agreement due to the default of Seller; or (4) termination of this Agreement in accordance with a specific right to terminate set forth in the Agreement. Otherwise, the earnest money shall be applied towards the purchase price of the Property at Closing or if other funds are used to pay the purchase price then the earnest money shall be returned to Buyer.
   b. **Disbursement of Earnest Money:** Holder shall disburse the earnest money upon: (1) the Closing of the Property; (2) a subsequent written agreement of Buyer and Seller; (3) an order of a court or arbitrator having jurisdiction over any dispute involving the earnest money; or (4) the failure of the parties to enter into a binding agreement (where there is no dispute over the formation or enforceability of the Agreement). In addition, Holder may disburse the earnest money upon a reasonable interpretation of the Agreement, provided that: 1) Holder first gives all parties at least ten (10) days notice stating to whom and why the disbursement will be made; and 2) no interpretation shall be made by Holder dividing the earnest money between Buyer and Seller. Any party, real estate licensee or any other person having knowledge of or an interest in the disbursement of the earnest money may object to or provide information regarding the proposed disbursement by giving written notice of the same to Holder within the above referenced notice period. Objections not timely made in writing shall be deemed waived. If Holder receives an objection or other information and, after considering it, decides to disburse the earnest money as originally proposed, Holder may do so and send notice to the parties of Holder's action. If Holder decides to modify its proposed disbursement, Holder shall first send a new ten (10) day notice to the parties stating the rationale for the modification and to whom the disbursement will now be made. Holder shall disburse the earnest money to Seller by check in the event Holder: (1) makes a reasonable interpretation of the Agreement that the Agreement has been terminated due to Buyer's default; and (2) sends the required ten (10) day notice of the proposed disbursement to Buyer and Seller. The above-referenced check shall constitute liquidated damages in full settlement of all claims of Seller against Buyer and the Brokers in this transaction. Holder may require Seller to sign a W-9 before issuing a check to Seller for liquidated damages of $600 or more. Such liquidated damages are a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain and are not a penalty.
   c. **Interpleader:** If an earnest money dispute cannot be resolved after a reasonable time, Holder may interplead the earnest money into a court of competent jurisdiction if Holder is unsure who is entitled to the earnest money. Holder shall be reimbursed for and may deduct its costs, expenses and reasonable attorney's fees from any funds interpleaded. The prevailing defendant in the interpleader lawsuit shall be entitled to collect its attorney's fees, court costs and the amount deducted by Holder to cover Holder's costs and expenses from the non-prevailing defendant.
   d. **Hold Harmless:** All parties hereby covenant and agree to: (1) indemnify and hold Holder harmless from and against all claims, injuries, suits and damages (collectively, "Claims") arising out of the performance by Holder of its duties, including Claims caused, in whole or in part, by the negligence of the Holder; (2) not to sue Holder for any decision of Holder to disburse earnest money in accordance with this Agreement.

8. **Inspection and Due Diligence.**
   a. **Buyer's Right to Inspect Property:** Unless otherwise specified herein, the Property is being sold in "as-is" condition with any and all faults. Therefore, Buyer and/or Buyer's representative(s) have the right to carefully inspect the Property to make sure it meets the needs of the Buyer. **If Buyer is concerned that the Property may have been used as a laboratory for the production of methamphetamine, or as a dumpsite for the same, Buyer should review the National Clandestine Laboratory Register – Georgia at www.dea.gov.**

b. **Remedies of Buyer:** In the event this Agreement fails to close due to the default of Seller, Buyer may either (i) seek the specific performance of this Agreement or (ii) terminate this Agreement upon notice to Seller and Holder, in which case all earnest money deposits and other payments Buyer has paid towards the purchase of the Property shall be returned to Buyer following the procedures set forth elsewhere herein, and Buyer may pursue any other remedy available at law.

c. **Rights of Broker:** In the event this Agreement is terminated or fails to close due to the default of a party hereto, the defaulting party shall pay as liquidated damages to Broker in this transaction the Compensation the Broker would have received had the transaction closed. For purposes of determining the amount of liquidated damages to be paid by the defaulting party, all written agreements establishing the amount of Compensation to be paid to any broker involved in this transaction are incorporated herein by reference. The liquidated damages referenced above are a reasonable pre-estimate of the Broker(s) actual damages and are not a penalty.

d. **Attorney's Fees:** In any litigation or arbitration arising out of this Agreement, including but not limited to breach of contract claims between Buyer and Seller and Compensation claims brought by a broker, the non-prevailing party shall be liable to the prevailing party for its reasonable attorney's fees and expenses.

3. **Risk of Damage to Property.** Seller warrants that at the time of Closing the Property and all items remaining with the Property, if any, will be in substantially the same condition (including conditions disclosed in the Seller's Property Disclosure Statement or Seller's Disclosure of Latent Defects and Fixtures Checklist) as of the Offer Date, except for changes made to the condition of Property pursuant to the written agreement of Buyer and Seller. Notwithstanding the above, if the Property is destroyed or substantially destroyed prior to Closing, Seller shall promptly give notice to Buyer of the same and provide Buyer with whatever information Seller has regarding the availability of insurance and the disposition of any insurance claim. Buyer or Seller may terminate this Agreement without penalty not later than fourteen (14) days from receipt of the above notice. If Buyer or Seller do not terminate this Agreement, Seller shall cause Property to be restored to substantially the same condition as on the Offer Date. The date of Closing shall be extended until the earlier of one year from the original date of Closing, or seven (7) days from the date that Property has been restored to substantially the same condition as on the Offer Date and a new certificate of occupancy (if required) is issued.

4. **Other Provisions.**

a. **Condemnation:** Seller shall: (1) immediately notify Buyer if the Property or a portion thereof becomes subject to a condemnation proceeding or if Seller has received notice of a pending condemnation proceeding; and (2) provide Buyer with all written communications regarding the same. Upon receipt of such notice, Buyer shall have the right, but not the obligation for 7 days thereafter, to terminate this Agreement upon notice to Seller in which event Buyer shall be entitled to a refund of all earnest money and other monies paid by Buyer toward the Property without deduction or penalty. If Buyer does not terminate the Agreement within this time frame, Buyer agrees to accept the Property less any portion taken by the condemnation and if Buyer closes, Buyer shall be entitled to receive any condemnation award or negotiated payment for all or a portion of the Property transferred or conveyed in lieu of condemnation.

b. **Consent to Share Non-Public Information:** Buyer and Seller hereby consent to the Closing Attorney preparing and distributing an American Land Title Association ("ALTA") Estimated Settlement Statement-Combined or other combined settlement statement to Buyer, Seller, Brokers and Brokers' affiliated licensees working on the transaction reflected in this Agreement for their various uses.

c. **Delays Caused by Emergencies:** In the event the Governor of Georgia declares a state of emergency for the county in which the Property is located, all time deadlines herein, including but not limited to the Closing Date, shall be automatically extended for the number of the emergency exists in that county. Nothing herein shall prevent the parties by mutual agreement from proceeding forward without extending such deadlines.

d. **Digital Signatures:** For all purposes herein, a digital or facsimile signature shall be deemed the same as an original signature; provided, however, that all parties agree to promptly re-execute a conformed copy of this Agreement with original signatures if requested to do so by, the Buyer's mortgage lender or the other party.

e. **Duty to Cooperate:** All parties agree to do all things reasonably necessary to timely and in good faith fulfill the terms of this Agreement. Buyer and Seller shall execute and deliver such certifications, affidavits, and statements required by law or reasonably requested by the Closing Attorney, mortgage lender and/or the title insurance company to meet their respective requirements.

f. **Entire Agreement, Modification and Assignment:** This Agreement constitutes the sole and entire agreement between all of the parties, supersedes all of their prior written and verbal agreements and shall be binding upon the parties and their successors, heirs and permitted assigns. No representation, promise or inducement not included in this Agreement and shall be binding upon any party hereto. This Agreement may not be amended, deemed to have been mutually departed from or waived except upon the written agreement of Buyer and Seller. Any agreement to terminate this Agreement or any other subsequent agreement of the parties relating to the Property must be in writing and signed by the parties. This Agreement may only be assigned (SS611) or listed for sale in a multiple listing service by Buyer prior to Closing with the written approval of Seller which may be withheld for any reason or no reason. Any assignee shall fulfill all the terms and conditions of this Agreement, including but not limited to, the obligation to pay the Compensation owed by the assignor.

g. **Extension of Deadlines:** No time deadline under this Agreement shall be extended by virtue of it falling on a Saturday, Sunday or federal holiday except for the date of Closing.

h. **FIRPTA Affidavit:** Unless Seller is a "foreign person", as that term is defined in Section 1445(f)(3) of the Internal Revenue Code, Seller shall deliver to the Closing Attorney at Closing a FIRPTA (Foreign Investment in Real Property Tax Act) Affidavit indicating that Seller is not a "foreign person". If Seller is a "foreign person", additional taxes may need to be withheld at Closing.

i. **GAR Forms:** The Georgia Association of REALTORS®, Inc. ("GAR") issues certain standard real estate forms. These GAR forms are frequently provided to the parties in real estate transactions. No party is required to use any GAR form. These forms are generic and written with the interests of multiple parties in mind. The parties agree to carefully review the GAR Forms to be used in this transaction and modify the same to meet their specific needs. If any party has any questions about their rights and obligations under any GAR form, they should consult an attorney. Provisions in the GAR Forms may be subject to differing interpretations by our courts other than

what the parties may have intended. Our courts may at times strike down or not enforce provisions in our GAR Forms, as written. No representation is made that the GAR Forms will protect the interests of any particular party or will be fit for any specific purpose. The parties hereto agree that the GAR forms may only be used in accordance with the licensing agreement of GAR. While GAR forms may be modified by the parties, no GAR form may be reproduced with sections removed, altered or modified unless the changes are visible on the form itself or in a stipulation, addendum, exhibit or amendment thereto.

b. **Buyer's Responsibility to Inspect Neighborhood:** In every neighborhood there are conditions which different buyers may find objectionable. Buyer is solely responsible for becoming familiar with neighborhood conditions that could affect the Property such as landfills, quarries, power lines, airports, cemeteries, prisons, stadiums, odor and noise producing activities, crime, schools, zoning and land use, and government and transportation maps and plans. **If Buyer is concerned about the possibility of a registered sex offender residing in a neighborhood in which Buyer is interested, Buyer should review the Georgia Violent Sex Offender Registry available on the Georgia Bureau of Investigation Website at www.gbi.georgia.gov.** Neither Seller nor Seller's Broker shall have any duty to disclose information about sex offenders in the neighborhood.

c. **Buyer's Inspection Rights Continue through Closing:** Upon prior notice to Seller, Buyer and/or Buyer's representatives shall have the continuing right through Closing to enter the Property at Buyer's expense and at reasonable times to, among other things, and without limitation, conduct inspections, examinations, evaluations, appraisals, surveys and tests, meet contractors and vendors, measure for renovations, determine the condition of the Property and confirm that any agreed upon repairs have been made. Seller shall cause all utilities, systems and equipment to be on and all parts of the house to be accessible, including basements, attics, and crawlspaces so that Buyer may complete all inspections.

d. **Buyer's Inspection Indemnification Obligations: Buyer agrees to hold Seller and all Brokers harmless from all claims, injuries and damages related to the exercise of the above inspection rights by Buyer and Buyer's representatives, and Buyer shall promptly pay Seller the actual cost to restore any portion of the Property damaged or disturbed from testing or other evaluations to a condition equal to or better than the condition it was prior to such testing or evaluations. Notwithstanding the above, this indemnification obligation shall not apply to damage resulting from defects in the Property uncovered during the inspection of the Property.**

e. **Due Diligence Period:** If the Property is being sold subject to a Due Diligence Period, then: a) this Agreement shall be an option contract during which time Buyer shall have the option, for any reason or for no reason, to terminate this Agreement upon notice to the Seller given prior to the expiration of the Due Diligence Period, in which case Buyer shall be entitled to a return of Buyer's earnest money without penalty; b) Buyer may, during the Due Diligence Period, seek to amend this Agreement to address any concerns Buyer has with the Property or this Agreement; and c) if Buyer has not terminated this Agreement as set forth above, Buyer shall accept the Property in "as-is" condition, subject to any amendment to this Agreement to address concerns agreed to by the parties.

f. **Seller's Duty to Disclose**: Seller shall disclose to Buyer any and all known latent or hidden defects in the Property that could not be discovered by the Buyer during a reasonably careful inspection of the Property.

g. **Warranties Transfer:** Seller agrees to transfer to Buyer, at Closing, subject to Buyer's acceptance thereof (and at Buyer's expense, if there is any cost associated with said transfer), Seller's interest in any existing manufacturer's warranties, service contracts, termite treatment and/or repair guarantee and/or other similar warranties which, by their terms, may be transferable to Buyer.

h. **Repairs:** All agreed upon repairs and replacements shall be performed in a good and workmanlike manner prior to Closing unless otherwise agreed to in writing by the Buyer and Seller.

9. **Lead-Based Paint and Paint Hazard Evaluation.** If any portion of a residential dwelling on the Property was built prior to 1978, the Lead-Based Paint Exhibit (F316) is hereby attached as an exhibit to this Agreement. The term "residential dwelling" includes any painted fixture or material used therein that was built or manufactured prior to 1978. Buyer shall have the right to conduct a lead hazard evaluation within ten (10) days from the Binding Agreement Date (or other mutually agreed upon time period) and to terminate this Agreement without penalty upon notice to Seller if lead-based paint and/or lead hazards are found (unless these rights are waived by Buyer in the Lead-Based Paint Exhibit (F316)). If the Lead-Based Paint Exhibit (F316) gives Buyer the right to terminate this Agreement if lead-based paint or lead hazards are found and such notice of termination is not given within ten (10) days from Binding Agreement Date (or other mutually agreed upon time period), the right to terminate for lead-based paint and/or lead hazards shall be waived.

10. **Brokerage Relationships and Compensation in this Transaction.**

a. **Agency Disclosure:** No Broker in this transaction shall owe any duty to Buyer or Seller greater than what is set forth in their brokerage engagements and the Brokerage Relationships in Real Estate Transactions Act, O.C.G.A. § 10-6A-1 et. seq.;

(1) **No Agency Relationship:** Buyer and Seller acknowledge that: a) if they are not represented by Brokers in a client relationship, they are each solely responsible for protecting their own interests, and that Broker's role is limited to performing ministerial acts for that party; and b) if the same brokerage firm is representing one party as a client and working with the other party as a customer, the Broker and all of Broker's affiliated licensees are representing the client.

(2) **Consent to Dual Agency:** If Broker is acting as dual agent in this transaction, Buyer and Seller consent to the same and acknowledge having been advised of the following:

i. **Dual Agency Disclosure:** *[Applicable only if Broker is acting as a dual agent in this transaction.]*

(a) As a dual agent, Broker is representing two clients whose interests are or at times could be different or even adverse;

(b) Broker will disclose all adverse material facts relevant to the transaction and actually known to the dual agent to all parties in the transaction except for information made confidential by request or instructions from each client which is not otherwise required to be disclosed by law;

(c) Buyer and Seller do not have to consent to dual agency and the consent of Buyer and Seller to dual agency has been given voluntarily and the parties have read and understand their brokerage engagement agreements.

(d) Notwithstanding any provision to the contrary contained herein Buyer and Seller each hereby direct Broker while acting as a dual agent to keep confidential and not reveal to the other party any information which could materially and adversely affect their negotiating position.

ii. **Designated Agency Disclosure:** If Broker in this transaction is acting in a designated agency capacity, where one or more licensees of Broker are exclusively representing Buyer and one or more other licensees of Broker are exclusively representing Seller, Buyer and Seller consent to the same and acknowledge that each designated agent or agents shall exclusively represent the party to whom each has been assigned as a client.

b. **Compensation of Broker(s):** The Compensation of Seller's Broker and Buyer's Broker, if any, for professional brokerage services shall be as set forth herein or in a separate written agreement. [If the Compensation of any Broker is to be set forth in this Agreement or is modifying the previously agreed upon Compensation of the Broker, the parties should attach a Buyer's Broker Compensation Agreement (F259) to this Agreement to reflect the same.] If the Broker in question does not agree to such change in Compensation in writing, it shall not be binding upon them. If a licensee of Broker is signing this Agreement on behalf of Broker, such licensee hereby warrants that they have full authority to sign this Agreement on behalf of and bind Broker. Whether the Brokers involved in this transaction sign this Agreement or not, they shall be deemed to be express third party beneficiaries of this Agreement, shall have the right to enforce all provisions in this Agreement that benefit them or afford them rights and defenses and shall have all remedies at law or in equity in the event of a breach of this Agreement. Buyer and Seller agree that any Compensation to be paid to Broker(s) shall be shown on the settlement statement and collected by the Closing Attorney as a pre-condition to Buyer and Seller closing on the Property so long as the same is permitted by Buyer's mortgage lender, if any. The Closing Attorney is hereby authorized and directed to pay the Broker(s) at Closing, the Compensation of the respective Broker(s) pursuant to this Agreement, or if the Compensation is not in this Agreement, then pursuant to a side agreement or written instructions from the Broker(s) at Closing. If the sale proceeds are insufficient to pay the agreed upon Compensation, the party owing the Compensation shall pay any shortfall at Closing. The acceptance by the Broker(s) of partial Compensation at Closing shall not relieve the party owing the same from paying the remainder after the Closing (unless the Broker(s) have expressly agreed in writing to accept the amount paid in full satisfaction of Broker's Compensation).

c. **Disclaimer:** Buyer and Seller have not relied upon any representations of Brokers other than what is included in this Agreement or in an amendment thereto. This shall include representations made after this Agreement is entered into. Brokers shall have no duty to determine whether the identities of the Buyer and/or Seller are legitimate or inspect the Property for defects, hazardous conditions and/or repairs. The Brokers herein shall have no duty to advise Buyer or Seller on any matter relating to the Property which could have been revealed through a survey, appraisal, title search, Official Georgia Wood Infestation Report, utility bill review, septic system inspection, well water test, tests for radon, asbestos, mold, methamphetamine, and lead-based paint; moisture test of stucco or synthetic stucco, inspection of the Property by a professional, construction expert, structural, soils or environmental engineer; review of this Agreement and transaction by an attorney, financial planner, mortgage consultant or tax consultant; and consulting appropriate governmental officials to determine, among other things and without limitation, the zoning of Property, the propensity of the Property to flood, flood zone certifications, whether any condemnation action is pending or has been filed or other nearby governmental improvements are planned. Buyer and Seller acknowledge that Broker does not perform or have expertise in any of the above tests, inspections, and reviews or in any of the matters handled by the professionals referenced above. Buyer and Seller should seek independent expert advice regarding any matter of concern to them relative to the Property and this Agreement. Buyer and Seller acknowledge that Broker shall not be responsible to monitor, supervise, or inspect any construction or repairs to Property and such tasks clearly fall outside the scope of real estate brokerage services. Buyer and Seller further acknowledge that Brokers have no duty to ensure that Seller has terminated Seller's and/or third-parties' administrative access to Devices.

11. **Time Limit of Offer.** The Time Limit of the Offer shall be the date and time referenced herein when the Offer expires unless prior to that date and time both of the following have occurred: (a) the Offer has been accepted by the party to whom the Offer was made; and (b) notice of acceptance of the Offer has been delivered to the party who made the Offer.

C. OTHER TERMS AND CONDITIONS

1. **Notices.**

a. **Generally:** All notices given hereunder shall be in writing, legible and signed by the party giving the notice. In the event of a dispute regarding notice, the burden shall be on the party giving notice to prove delivery. The requirements of this notice paragraph shall apply even prior to this Agreement becoming binding. Notices shall only be delivered: (1) in person; (2) by courier, overnight delivery service or by certified or registered U.S. mail (hereinafter collectively "Delivery Service"); or (3) by e-mail or facsimile. The person delivering or sending the written notice signed by a party may be someone other than that party.

b. **Delivery of Notice:** A notice to a party shall be deemed to have been delivered and received upon the earliest of the following to occur: (1) the actual receipt of the written notice by a party; (2) in the case of delivery by a Delivery Service, when the written notice is delivered to an address of a party set forth herein (or subsequently provided by the party following the notice provisions herein), provided that a record of the delivery is created; (3) in the case of delivery electronically, on the date and time the written notice is electronically sent to an e-mail address or facsimile number of a party set forth herein (or subsequently provided by the party following the notice provisions herein) even if it is not opened by the recipient.

c. **When Broker Is Authorized to Accept Notice for Client:** Except where the Broker is acting in a dual agency capacity, the Broker representing a party in a client relationship shall be the authorized agent of the party for the limited purpose of receiving notice and such notice to any of them shall for all purposes herein be deemed to be notice to the party. Notice to an authorized agent shall only be effective if the written notice is sent to an address, facsimile number or e-mail address of the authorized agent set forth herein (or subsequently provided by the authorized agent following the notice provisions herein) whether or not it is not opened by the recipient. Except as provided for herein, the Broker's staff at a physical address set forth herein of the Broker are authorized to receive notices delivered by a Delivery Service. The Broker and the Broker's staff shall not be authorized to receive notice on behalf of a party in any transaction in which a brokerage engagement has not been entered into with the party or in which the Broker is acting in a dual agency capacity. In the event the Broker is practicing designated agency, only the designated agent(s) of a client shall be the authorized agent(s) of the client for the purposes of receiving notice.

2. **Default.**
   a. **Remedies of Seller:** In the event this Agreement fails to close due to the default of Buyer, Seller's sole remedy shall be to retain the earnest money as full liquidated damages. Seller expressly waives any right to assert a claim for specific performance. The parties expressly agree that the earnest money is a reasonable pre-estimate of Seller's actual damages, which damages the parties agree are difficult to ascertain. The parties expressly intend for the earnest money to serve as liquidated damages and not as a penalty.

   t. **Time of Essence:** Time is of the essence of this Agreement.

5. **Definitions.**
   a. **Banking Day:** A "Banking Day" shall mean a day on which a bank is open to the public for carrying out substantially all of its banking functions. For purposes herein, a "Banking Day" shall mean Monday through Friday excluding federal holidays.
   b. **Binding Agreement Date:** The "Binding Agreement Date" shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Once that occurs, this Agreement shall be deemed a Binding Agreement.
   c. **Broker:** In this Agreement, the term "Broker" shall mean the licensed Georgia real estate broker(s) or brokerage firm(s) and their affiliated licensees in this transaction except as may be specifically provided otherwise herein.
   d. **Business Day:** A "Business Day" shall mean a day on which substantially all businesses are open for business. For all purposes herein, a "Business Day" shall mean Monday through Friday excluding federal holidays.
   e. **Client:** "Client" shall mean a party who is being represented by a Broker pursuant to a written brokerage engagement agreement.
   f. **Closing:** The Closing shall be the event in which the parties consummate the transaction set forth in this Agreement by: (1) the Seller tendering the deed referenced herein to the Property; (2) the Buyer paying the required consideration hereunder; (3) both parties properly signing all documents and paperwork as required by the Closing Attorney; and (4) both parties fulfilling other agreements set forth herein that must be fulfilled by the Closing (unless the same have been waived or amended). The Closing shall be deemed consummated when the Closing Attorney confirms to the parties that the Closing Attorney is in receipt of all required paperwork, funds, and approvals necessary to complete the transaction and directs for funds to be disbursed and documents to be recorded. All parties acknowledge that the deed will not normally be recorded in the land records on the day of Closing, and the payment of the sales proceeds may not always be made to Seller on the day of Closing (even though the Closing has been consummated) due to certain circumstances such as, for example, the Seller not being at the Closing in person, the Closing occurring after the cutoff for wiring funds that day, or the terms of an escrow agreements signed by the Seller have not been fulfilled resulting in which a portion of Seller's funds being held back.
   g. **Compensation:** The term "Compensation" as used in this Agreement shall mean the compensation to be received by Broker, for performing real estate brokerage services in this transaction, regardless of whether it is a flat fee, percentage, bonus or some other method of compensation.
   h. **Customer:** The term "Customer" shall mean a party or parties who are not being represented as clients by the Broker with whom the party or parties are working and for whom the Broker may only perform ministerial acts.
   i. **Day:** For the purposes of this Agreement, the term "Day" shall mean a full calendar day ending at 11:59 p.m., except as may be provided for elsewhere herein. For the purposes of counting days for determining deadlines, the specific date referenced as either the Binding Agreement Date or the date from which the deadline shall be counted will be day zero.
   j. **Material Relationship:** A material relationship shall mean any actually known personal, familial, social, or business relationship between the broker or the broker's affiliated licensees and any other party to this transaction which could impair the ability of the broker or affiliated licensees to exercise fair and independent judgment relative to their client.
   k. **Use of Initials "N/A":** The use of the initials "N/A" or "N.A." in filling out a blank in this Agreement shall mean "not applicable".

6. **WARNING TO BUYERS AND SELLERS: BEWARE OF CYBER-FRAUD.** Fraudulent e-mails attempting to get the buyer and/or Seller to wire money to criminal computer hackers are increasingly common in real estate transactions. Specifically, criminals are impersonating the online identity of the actual mortgage lender, Closing Attorney, real estate broker or other person or companies involved in the real estate transaction. In that role, the criminals send fake wiring instructions attempting to trick buyers and/or Sellers into wiring them money related to the real estate transaction, including, for example, the buyer's earnest money, the cash needed for the buyer to close, and/or the Seller's proceeds from the Closing. These instructions, if followed, will result in the money being wired to the criminals. In many cases, the fraudulent email is believable because it is sent from what appears to be the email address/domain of the legitimate company or person responsible for sending the buyer or Seller wiring instructions. The buyer and/or Seller should verify wiring instructions sent by email by independently looking up and calling the telephone number of the company or person purporting to have sent them. Buyers and Sellers should never call the telephone number provided with wiring instructions sent by email since they may end up receiving a fake verification from the criminals. Buyer and Sellers should be on special alert for: 1) emails directing the buyer and/or Seller to wire money to a bank or bank account in a state other than Georgia; and 2) emails from a person or company involved in the real estate transaction that are slightly different (often by one letter, number, or character) from the actual email address of the person or company.

7. **HEIGHTENED IDENTIFICATION PROCEDURES TO HELP PREVENT FRAUD; COVENANT NOT TO SUE:** There has been a significant increase in criminals attempting to sell properties they do not own by posing as the owners of those properties. To help prevent such crimes, Seller shall immediately, upon request of either the Seller's Broker and/or the Closing Attorney: 1) provide the requesting party with information confirming the Seller's identity, including a current government issued photo identification; 2) meet in person or through audio-visual conferencing to confirm the Seller's identity; and 3) if the Seller is a legal entity, provide the requesting party with the organizational and operating documents of such entity and current photo identification and either meet in-person or in audio-visual meeting with the executor, manager, trustee, general partner, officer, administrator, or other person in a comparable role of the legal entity to confirm their identity. Seller further agrees to cooperate with the Closing Attorney's heightened identification procedures which shall at least meet the standards, if any, supplied by a title insurance company for whom the Closing Attorney is an agent. Seller acknowledges that the transaction may not be able to close unless such procedures are followed. In the event Seller breaches its obligations hereunder, Seller shall be in default of this Agreement. Buyer acknowledges that identity theft may occur regardless of the measures undertaken by the parties, their respective brokers and the attorney(s) involved in the transaction to confirm the Seller's identity. For and in consideration of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Buyer covenants not to sue any Broker(s) and/or the Closing Attorney involved in this real estate transaction for damages arising out of or relating to a fraudulent Seller.

8. **LIMIT ON BROKER'S LIABILITY. BUYER AND SELLER ACKNOWLEDGE THAT BROKER(S):**
   a. **SHALL, UNDER NO CIRCUMSTANCES, HAVE ANY LIABILITY GREATER THAN THE AMOUNT OF COMPENSATION PAID**

j. **Governing Law and Interpretation:** This Agreement may be signed in multiple counterparts each of which shall be deemed to be an original and shall be interpreted in accordance with the laws of Georgia. No provision herein, by virtue of the party who drafted it, shall be interpreted less favorably against one party than another. All references to time shall mean the time in Georgia. If any provision herein is held to be unenforceable, it shall be severed from this Agreement while the remainder of the Agreement shall, to the fullest extent permitted by law, continue to have full force and effect as a binding contract.

k. **No Authority to Bind:** No Broker or affiliated licensee of Broker, by virtue of this status, shall have any authority to bind any party hereto to any contract, provisions therein, amendments thereto, termination thereof or to notices signed by Broker but not the party. However, if authorized in this Agreement, Broker shall have the right to accept notices on behalf of a party (but not send notices from Broker on behalf of a party unless they are signed by the party). Additionally, any Broker or real estate licensee involved in this transaction may perform the ministerial act of filling in the Binding Agreement Date. In the event of a dispute over the Binding Agreement Date, it shall be resolved by a court or arbitrator having jurisdiction over the dispute, by the written agreement of the Buyer and Seller, or by the Holder but only in making a reasonable interpretation of the Agreement in disbursing earnest money.

l. **No Recording of Agreement:** Buyer shall not record (or permit to be recorded) this Agreement or any memorandum or summary thereof in the Office of Land Records. Buyer shall be liable for damages for violating this section of the Agreement. Nothing herein shall prohibit Buyer from recording a *lis pendens* as part of filing a lawsuit claiming an interest in the Property.

m. **Notice of Binding Agreement Date:** The Binding Agreement Date shall be the date when a party to this transaction who has accepted an offer or counteroffer to buy or sell real property delivers notice of that acceptance to the party who made the offer or counteroffer in accordance with the Notices section of the Agreement. Notice of the Binding Agreement Date may be delivered by either party (or the Broker working with or representing such party) to the other party. If notice of accurate Binding Agreement Date is delivered, the party receiving notice shall sign the same and immediately return it to the other party. Notwithstanding any other provision to the contrary contained in this Agreement, it is the express intent of this section that (1) a broker or licensee involved in the real estate transaction may perform the ministerial task of filling in the Binding Agreement Date and (2) sending a fully signed purchase and sale agreement with a specific Binding Agreement Date included, that one of the parties has agreed to, constitutes notice of the Binding Agreement Date to the other party.

n. **Objection to Binding Agreement Date:** If the Buyer or Seller objects to the date entered as the Binding Agreement Date, then within one (1) day from receiving notice of Binding Agreement Date, the party objecting shall send notice of the objection to the other party. The objection shall be resolved by the written amendment between the Buyer and Seller by executing a binding agreement date confirmation (F733). The absence of an agreement on the Binding Agreement Date shall not render this Agreement unenforceable. The failure of a party to timely object will result in the parties accepting the Binding Agreement Date as entered.

o. **Property to Be Delivered in Clean Condition:** Notwithstanding any other provision to the contrary, at the time of possession, Seller shall deliver the Property in clean condition, free of trash, garbage, debris, pets and personal property of the Seller not otherwise identified as remaining with the Property. This section shall apply even in transactions where the Property is being sold as-is.

p. **Rules for Interpreting This Agreement:** In the event of internal conflicts or inconsistencies in this Agreement, the following rules for how those conflicts or inconsistencies shall be resolved will apply:
   (1) Handwritten changes shall control over pre-printed or typed provisions;
   (2) Exhibits shall control over the main body of the Agreement;
   (3) Special Stipulations shall control over both exhibits and the main body of the Agreement;
   (4) Notwithstanding the above, the Amendatory Clause in any FHA or VA exhibit shall control over inconsistent or conflicting provisions contained in another exhibit or a special stipulation.
   (5) Notwithstanding the above, the Amendatory Clause in the FHA or VA Exhibit shall control over inconsistent or conflicting provisions contained elsewhere in this Agreement. Buyer and Seller acknowledge and agree that the "Further Agreement Pertaining to Amendatory Clause" section in the FHA or VA Exhibits does not conflict and is not inconsistent with the Amendatory Clause.
   (6) Except as otherwise provided herein, this agreement and any amendment thereto shall be enforceable, as between the parties, even without the signature of any Broker referenced herein. Notwithstanding the above, if any provision(s) in this Agreement, including a provision(s) in any amendment hereto, changes the total amount of Compensation due to any Broker from the total amount of Compensation said Broker has previously agreed to in writing, then such change to the Broker's Compensation shall only be binding if the Broker impacted by such change consents to the same in writing. If a Buyer's Broker Compensation Agreement (F259) is attached as an exhibit to this Agreement, this Agreement shall not be enforceable unless this Agreement is signed by the Broker paying or receiving Compensation thereunder or such Buyer's Broker Compensation Agreement has been

initialed, by the Broker(s) paying or receiving Compensation thereunder, and, in cases where the Seller's Broker is sharing a portion of its Compensation with the Buyer's Broker, the Seller's Broker.

(7) If Broker has written any special stipulations herein, the party for whom such special stipulations were written: a) confirms that each such stipulation fully and accurately reflects that party's intentions; b) accepts each special stipulation as if it were written by such party; and c) hereby agrees to indemnify and hold Broker who prepared the stipulation harmless from any and all claims, causes of action, suits, and damages arising out of or relating to such special stipulation.

(8) If Broker answers a question of Buyer or otherwise describes some aspect of the Property or the transaction, Broker is doing so based upon information provided by Seller rather than the independent knowledge of Broker (unless Broker makes an independent written disclosure to the contrary).

q. **Statute of Limitations:** All claims of any nature whatsoever against Broker(s) and/or their affiliated licensees, whether asserted in litigation or arbitration and sounding in breach of contract and/or tort, must be brought within one (1) year from the date any claim or cause of action arises. Such actions shall thereafter be time-barred.

r. **Survival of Agreement:** The following shall survive the Closing of this Agreement: (1) the obligation of a party to Compensation referenced herein; (2) any warranty of title; (3) all written representations of Seller in this Agreement regarding the Property or neighborhood in which the Property is located; (4) Buyer's indemnification obligations arising out of the inspection of the Property by Buyer and Buyer's representatives; (5) the section on condemnation; (6) the section on attorney's fees; (7) the obligations of the parties regarding ad valorem real property taxes; (8) obligations set forth in the Devices and Fixtures Section; (9) Seller's liability for not timely removing items from the Property that Seller agreed to remove; and (10) any obligations which the parties herein agree shall survive the Closing or may be performed or fulfilled after the Closing.

s. **Terminology:** As the context may require in this Agreement: (1) the singular shall mean the plural and vice versa; and (2) all pronouns shall mean and include the person, entity, firm, or corporation to which they relate.